UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

Irvine Sensors Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported by Irvine Sensors Corporation (the “Company”), Timothy Looney, Barbara Looney and TWL Group, L.P. (collectively, “Looney”) and the Company and its Chief Executive Officer, John C. Carson and its Chief Financial Officer, John J. Stuart, Jr., have been engaged in litigation since January 2008 regarding the subject matter of the Settlement Agreement (as defined below). On March 26, 2010, the Company and Messrs. Carson and Stuart entered into a Settlement and Release Agreement with Looney pursuant to which the Company and Messrs. Carson and Stuart, on the one hand, and Looney, on the other hand, settled and released all claims and agreed to dismiss all litigation against each other relating to the Company’s acquisition of Optex Systems, Inc. (“Optex”) in December 2005 and various transactions related thereto (the “Settlement Agreement”). The Settlement Agreement does not settle and release or waive (i) claims asserted by Mr. Looney against Optex and Optex’s bankruptcy estate in an action filed in April 2008 in the Federal District Court of Northern Texas, (ii) claims asserted by Mr. and Mrs. Looney against the Company for alleged failures to make contributions to the Company’s 401(k) plan on their behalf, (iii) any rights, claims or remedies arising from or relating to a breach of the Settlement Agreement, the Note or the Security Agreements (both as defined below), or (iv) the Company’s obligation to indemnify Mr. Looney for any claims threatened or asserted by a third party against Mr. Looney in connection with his prior service as an officer or director of the Company, provided that Mr. Looney does not file or assist in the filing of such action unless compelled to do so by law.

Pursuant to the terms of the Settlement Agreement, the Company has agreed to pay Mr. Looney $50,000 and to issue to Mr. Looney a secured promissory note in the principal amount of $2,500,000 (the “Note”). In connection with issuing the Note, the Company also will enter into a Security Agreement and an Intellectual Property Security Agreement with Mr. Looney (collectively, the “Security Agreements”).

The Note bears simple interest at a rate per annum of 10% of the outstanding principal balance and is secured by substantially all of the assets of the Company (the “Collateral”) pursuant to the terms and conditions of the Security Agreements. The Note requires the Company to remit graduated monthly installment payments to Mr. Looney beginning with a payment of $8,000 in April 2010 and ending with a payment of $300,000 in May 2012. Payments due between such dates range between $8,000 and $300,000, and all such payments are applied first to unpaid interest and then to outstanding principal. A final payment of all outstanding principal and interest is due in June 2012. Past due payments will bear simple interest at a rate per annum of 18%. In the event the Company prepays all amounts owing under the Note within eighteen months after the date all third party consents are obtained, the $50,000 cash payment made to Mr. Looney will either be returned to the Company or deducted from the final payment made on the Note. The Note is secured by liens and security interests against all of the assets of the Company (to the extent permitted by contract, the UCC or other applicable laws) as provided in the Security Agreements, but such liens and security interests are subject to and subordinate to the existing perfected security interests and liens of the Company’s senior creditors, Summit Financial Resources, L.P. and Longview Fund, L.P.

The amounts owing under the Note may be accelerated upon the occurrence of certain events of default, including (i) the failure to make a payment when due under the Note if such failure is not cured within five business days, (ii) a material breach of any provision of the Note, Settlement Agreement or Security Agreements if such breach is not cured within thirty days, (iii) the institution against the Company or the voluntary commencement by the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, or (iv) the occurrence of a default under any secured indebtedness of the Company or the institution of an enforcement action against the Collateral.

The Note also requires the Company to (i) deliver monthly financial statements and related information to Mr. Looney, (ii) permit Mr. Looney to inspect the Company’s financial books and records upon reasonable advance notice, (iii) maintain its corporate existence, (iv) maintain insurance, (v) refrain from distributing any cash dividend or redeeming or purchasing any of its capital stock (other than as required on outstanding preferred stock or pursuant to outstanding equity incentive plans), (vi) subject to limited exceptions, refrain from incurring indebtedness secured by the Collateral, pursuant to capital leases or for the purchase of any property, (vii) subject to limited exceptions, refrain from incurring any liens on the Collateral senior to the liens created by the Security Agreements, (viii) subject to limited exceptions, refrain from the sale of assets, (ix) refrain from liquidating, merging or consolidating with another entity other than a transaction in which the Note is either assumed or paid in full, and (x) until the Company has positive income from continuing operations for two consecutive fiscal quarters, refrain from paying Mr. Carson and Mr. Stuart cash compensation greater than the aggregate cash compensation each received in fiscal year 2009. The Company’s failure to adhere by any of the foregoing requirements constitutes a default under the Note.

The effectiveness of the Settlement Agreement is conditioned upon the Company’s receipt of consents from its senior creditors, Summit Financial Resources, L.P. and Longview Fund, L.P., no later than April 9, 2010, and the Company will enter into the Note and Security Agreements within three business days after receiving such consents. There can be no assurance that the Company will be able to obtain such consents. If such consents are not obtained, Mr. Looney will retain the $50,000 payment and the Settlement Agreement will be null and void, although the $50,000 will be credited against the judgment entered against the Company in March 2010 in the State District Court of Dallas County, Texas.

The information set forth above is qualified in its entirety by reference to the actual terms of the Settlement Agreement attached hereto as Exhibit 10.1 and the form of Note and Security Agreements attached as exhibits thereto, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

As previously reported, the Company recently received a Nasdaq Staff Determination (the “Staff Determination”) indicating that the Company has not regained compliance with the $1.00 minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 5550(a)(2) and, as a result, the Company’s securities are subject to delisting from The Nasdaq Capital Market. The Company has requested a hearing to appeal the Staff Determination before a Nasdaq Hearings Panel (the “Panel”) and such hearing is scheduled for May 6, 2010. The delisting of the Company’s securities has been stayed pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Settlement and Release Agreement dated March 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)
Dated: April 1, 2010	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer